EXHIBIT 32
WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350
     The undersigned, Thomas Christopoul, the Chief Executive Officer of Resources Connection, Inc., and Nathan W. Franke, Chief Financial Officer of Resources Connection, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that, to the best of their knowledge:
     (i) the Report on Form 10-Q of the Company for the quarter ended August 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: October 9, 2008

/s/ Thomas Christopoul
Thomas Christopoul
President and Chief Executive Officer (Principal Executive Officer)

/s/ Nathan W. Franke
Nathan W. Franke
Chief Financial Officer and Executive Vice President (Principal Financial Officer)

The foregoing certification accompanies the Report on Form 10-Q pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.